Exhibit 10.15

SIXTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

SIXTH AMENDMENT TO MASTER REPURCHASE AGREEMENT dated as of January 31, 2018 (this “Amendment”), by and among NSREIT CB LOAN, LLC, a Delaware limited liability company (“Seller”), and CITIBANK, N.A., a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the MRA (defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Master Repurchase Agreement, dated as of July 18, 2012, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of November 30, 2012, that certain Second Amendment to Master Repurchase Agreement and First Amendment to Limited Guaranty, dated as of April 18, 2013, that certain Third Amendment to Master Repurchase Agreement, dated as of June 30, 2014, that certain Fourth Amendment to Master Repurchase Agreement, dated as of October 18, 2014, and that certain Fifth Amendment to Master Repurchase Agreement, dated as of October 17, 2016 (as the same may be further amended, supplemented or otherwise modified from time to time, the “MRA”);
WHEREAS, Seller and Buyer wish to amend the MRA as more particularly set forth herein;
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:
SECTION 1.    Amendment to Master Repurchase Agreement.
(a)    The following definitions in Section 2 of the MRA are hereby deleted in their entirety and the following corresponding definitions are substituted therefor:
“Acceptable Attorney” shall mean Haynes and Boone, LLP, Ropes & Gray LLP or any other attorney-at-law acceptable to Buyer in its reasonable discretion.
“Asset Management Agreement” shall mean the Management Agreement, dated as of January 31, 2018, by and between Manager and Parent, or such other agreement acceptable to Buyer in its reasonable discretion, in each case, as the same shall be amended, modified, waived, supplemented, extended, replaced or restated from time to time.
“Change of Control” shall mean any of the following events shall have occurred without the prior approval of Buyer:
(i)    prior to an internalization of management by Parent, if Manager is no longer the manager of Guarantor;

(ii)    after such time as Parent is internally managed, any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, as amended) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of Equity Interests of Guarantor entitled to vote generally in the election of directors, of 49% or more;
(iii)    the Parent shall cease to own and control, of record and beneficially, 51% of the Equity Interests of Guarantor;
(iv)    Guarantor shall cease to own and control, of record and beneficially, directly or indirectly 100% of the outstanding Equity Interests of Seller; or
(v)    any conveyance, transfer, lease or disposal of all or substantially all assets of Guarantor to any Person or entity that does not result in the repurchase by Seller of all Purchased Loans.
Notwithstanding the foregoing, Buyer shall not (i) be deemed to approve or to have approved any internalization of management by Parent or (ii) have waived or be deemed to have waived Section 14(a)(xvii), in either case, as a result of this definition or any other provision herein.
“Guarantor” shall mean Credit RE Operating Company, LLC, a Delaware limited liability company.
“Guaranty” shall mean that certain Amended and Restated Guaranty, dated as of January 31, 2018, from Guarantor in favor of Buyer.
“Manager” shall mean CLNC Manager, LLC, a Delaware limited liability company.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, condition (financial or otherwise) or results of operations (or prospects) of Seller or Guarantor, (b) the ability of Seller or Guarantor to pay and perform its obligations under any of the Transaction Documents, (c) the legality, validity or enforceability of any of the Transaction Documents, (d) the rights and remedies of Buyer under any of the Transaction Documents, or (e) the perfection or priority of any Lien granted under any Purchased Loan Document.
“Non-Recourse Carve-Out Guaranty” shall mean the Amended and Restated Non-Recourse Carve Out Guaranty, dated as of January 31, from Guarantor to Buyer.
(b)    The following definitions shall be added to Section 2 of the MRA in their appropriate alphabetical location as follows:

“Parent” shall mean Colony NorthStar Credit Real Estate Inc., a Maryland corporation.
“Sixth Amendment” shall mean that certain Sixth Amendment to Master Repurchase Agreement, dated as of January 31, 2018, by and between Seller and Buyer.
(c)    The definitions for “Account Control Agreement,” “Liquidity Reserve Account,” “NRFC,” and “Required Liquidity Amount” shall be deleted in their entirety from Section 2 of the MRA;
(d)    Section 3(b) of the MRA is hereby amended by adding “and” after “;” at the end of Section 3(b)(F), replacing “; and” with “.” at the end of Section3(b)(G) and deleting Section3(b)(H) in its entirety;
(e)    Section 5 of the MRA is hereby amended by deleting Section 5(g) in its entirety and replacing it with Section 5(h).
(f)    Section 6(c) of the MRA is hereby deleted in its entirety and replaced with the following:

(c)
“the Cash Management Account and all financial assets (including, without limitation, all security entitlements with respect to all financial assets) from time to time on deposit in the Cash Management Account;"

(g)    Section 10(b)(xv) of the MRA is hereby deleted in its entirety and replaced with the following:

(xv)
“Taxes. Seller and Guarantor have filed or caused to be filed all tax returns which would be delinquent if they had not been filed on or before the date hereof and have paid all taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its respective property and all other taxes, fees or other charges imposed on it and any of its respective assets by any Governmental Authority except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP; no tax liens have been filed against any of its or its respective assets and no claims are being asserted with respect to any such taxes, fees or other charges.”

(h)    Section 10(b)(xvii) of the MRA is hereby deleted in its entirety and replaced with the following:

(xvii)
“Judgments/Bankruptcy. Except as disclosed in writing to Buyer, there are no judgments against Seller or the Guarantor unsatisfied of record or docketed in any court located in the United States of America. No Act of Insolvency has ever occurred with respect to Seller or Guarantor.”

(i)    Section 10(b)(xviii) of the MRA is hereby deleted in its entirety and replaced with the following:

(xviii)
“Full and Accurate Disclosure. No information contained in the Transaction Documents, or any written statement furnished by Seller or Guarantor pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.”

(j)    Section 10(b)(xix) of the MRA is hereby deleted in its entirety and replaced with the following:

(xix)
“Financial Information. All financial data concerning Seller and Guarantor that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects and, other than the financial models and projections with respect to which GAAP is inapplicable, has been prepared in accordance with GAAP. To the actual knowledge of Seller, all financial data concerning the Purchased Loans that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Seller and Guarantor or in the operations of Seller and Guarantor or, to the actual knowledge of Seller, the financial position of the Purchased Loans, which change is reasonably likely to have in a Material Adverse Effect.”

(k)    Section 10(b)(xx) of the MRA is hereby deleted in its entirety and replaced with the following:

(xx)	“Notice Address; Jurisdiction of Organization. On the date of this Agreement, Seller’s address for notices is located at c/o Colony NorthStar, Inc., 590 Madison Avenue, 34th Floor,

New York, New York 10022. Seller’s jurisdiction of organization is Delaware. The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its notice address.”
(l)    Section 11(h) of the MRA is hereby deleted in its entirety and replaced with the following:

(h)
“after the occurrence and during the continuation of an Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller (unless the same is necessary for Parent to maintain its status as a real estate investment trust (REIT) under the Code).”

(m)    Section 12(i)(i) of the MRA is hereby deleted in its entirety and replaced with the following:

(i)
“As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Guarantor, a balance sheet of Guarantor and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of Guarantor’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of Guarantor’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of Guarantor as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Guarantor and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;”

(n)    Section 12(i)(ii) of the MRA is hereby deleted in its entirety and replaced with the following:

(ii)
“As soon as available but in any event within 90 days after the end of each fiscal year of Guarantor, a consolidated balance sheet of Guarantor and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Buyer, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and”

(o)    Section 12(i) of the MRA is hereby amended by deleting the paragraph after Section12(i)(v) and replacing it with the following:
“Documents required to be delivered pursuant to the foregoing may be delivered by electronic communication (including email or otherwise) and if so delivered, shall be deemed to have been delivered on the date (i) on which the applicable party transmits such documents via email, (ii) on which the applicable party posts such documents, or provides a link thereto, on the applicable party’s website on the Internet at the website address listed on Schedule I to the Sixth Amendment (which website address may be updated by Seller by written notice to Buyer), or (iii) on which such documents are posted on the applicable party’s behalf on an Internet or intranet website, if any, to which Buyer has access (whether a commercial, third-party website or whether sponsored by Buyer).”
(p)    Section 14(a)(iii) of the MRA is hereby deleted in its entirety and replaced with the following:

(iii)	“an Act of Insolvency occurs with respect to Seller, Parent, Guarantor or Manager;”
(q)    Section 14(a)(iv) of the MRA is hereby deleted in its entirety and replaced with the following:

(iv)
“Seller, Parent or Guarantor makes a public disclosure or otherwise admits in writing that it is not Solvent or is not able or not willing to perform any of its obligations hereunder or under any other agreement to which it is a party;”

(r)    Section 14(a)(ix) of the MRA is hereby deleted in its entirety and replaced with the following:

(ix)	“any governmental, regulatory, or self-regulatory authority shall have removed, suspended or terminated the material rights, privileges, or operations of Seller, Parent, Guarantor or Manager;”
(s)    Section 14(a)(xi) of the MRA is hereby deleted in its entirety and replaced with the following:

(xi)
“any representation made by Seller or Guarantor in any Transaction Document shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated (other than the representations and warranties set forth in Section 10(b)(viii) of this Agreement made by Seller, which shall not be considered an Event of Default if incorrect or untrue in any material respect and which incorrect or untrue representation shall be solely used by Buyer as a basis to adjust the Market Value of the applicable Purchased Loan and to make determinations pursuant to Section 4(a) of this Agreement; provided further Seller shall not have made any such representation with actual knowledge that it was materially incorrect or untrue at the time made) and such representation breach continues unremedied for ten (10) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by the applicable Person;”

(t)    Section 14(a)(xiii) of the MRA is hereby deleted in its entirety and replaced with the following:

(xiii)
“a final non-appealable judgment by any competent court in the United States of America having jurisdiction over Seller for the payment of money in an amount greater than $100,000 (in the case of Seller) or $5,000,000 (in the case of the Parent or Guarantor) shall have been rendered against Seller, Parent or Guarantor, unless execution of such judgment is stayed by the posting of cash or a bond or other collateral acceptable to Buyer in the amount of the judgment or otherwise is discharged (or provision is made for such discharge);”

(u)    Section 14(a)(xiv) of the MRA is hereby deleted in its entirety and replaced with the following:

(xiv)
“Seller, Parent or Guarantor shall have defaulted or failed to perform under any note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction to which it is a party, which default (A) involves the failure to pay a monetary obligation in excess of $100,000 (in the case of Seller) or $5,000,000 (in the case of Parent or Guarantor), or (B) permits the acceleration of the maturity of obligations in excess of $100,000 (in the case of Seller) or $5,000,000 (in the case of Parent or Guarantor) by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract agreement or transaction; provided, however, that any such default, failure to perform or breach shall not constitute an Event of Default if Seller, Parent or Guarantor cures such default, failure to perform or breach, as the case may be, within the grace notice and/or cure period, if any, provided under the applicable agreement;”
(v)    Section 14(a)(xv) of the MRA is hereby deleted in its entirety and replaced with the following:
(xv)    “Intentionally omitted.”
(w)    Section 29(d) of the MRA is hereby deleted in its entirety and replaced with the following:

(d)
“Seller shall not employ sub-servicers to service the Purchased Loans without the prior written approval of Buyer in its sole discretion; provided, this Section 29(d) shall not apply to an Affiliate of Seller and Guarantor.”

(x)    Section 30(d) of the MRA is hereby deleted in its entirety and replaced with the following:

(d)
“Without limiting the rights and remedies of Buyer under the Transaction Documents, Seller shall pay Buyer’s reasonable actual out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, the Transaction Documents and the Transactions thereunder. Seller agrees to pay Buyer promptly all costs and expenses (including reasonable expenses for legal services of every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Buyer of any obligations of Seller in respect of the Purchased Loans, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral and for the custody, care or preservation of the Collateral (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise. In addition, Seller agrees to pay Buyer promptly all reasonable costs and expenses (including reasonable expenses for legal services) incurred in connection with the maintenance of the Cash Management Account and registering the Collateral in the name of Buyer or its nominee.”
All such expenses shall be recourse obligations of Seller to Buyer under this Agreement.
(y)    Annex I of the MRA is hereby deleted in its entirety and replaced with Annex I attached as Schedule II hereto.
SECTION 2.    Omnibus Amendment to Transaction Documents. Any references to the MRA in the Transaction Documents shall hereinafter refer to the MRA as modified by this Amendment.
SECTION 3.    Conditions. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent and subsequent:
(a)    Delivered Documents. On the Amendment Effective Date, as conditions precedent to the effectiveness hereof Buyer shall have received the following documents, each of which shall be satisfactory to Buyer in form and substance:

(i)	this Amendment, executed and delivered by Seller and Buyer; and

(ii)	that certain Guaranty and Non-Recourse Carve-Out Guaranty, executed and delivered by Guarantor, and legal opinions relating thereto.
SECTION 4.    Due Authority. Seller hereby represents and warrants to Buyer that, as of the date hereof, (i) it has the power to execute, deliver and perform its respective obligations under this Amendment, (ii) this Amendment has been duly executed and delivered by it for good and valuable consideration, and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, and (iii) neither the execution and delivery of this Amendment, nor the consummation by it of the transactions contemplated by this Amendment, nor compliance by it with the terms, conditions and provisions of this Amendment will conflict with or result in a breach of any of the terms, conditions or provisions of (A) its organizational documents, (B) any contractual obligation to which it is now a party or the rights under which have been assigned to it or the obligations under which have been assumed by it or to which its assets are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of it’s assets, other than pursuant to this Amendment, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to it, or (D) any applicable Requirement of Law, in the case of clauses (A)-(C) above, to the extent that such conflict or breach is reasonably likely to result in a Material Adverse Effect.
SECTION 5.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
SECTION 6.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PRINCIPALS.
SECTION 7.    MRA and Transaction Documents in Full Force and Effect. Except as expressly amended hereby, Seller acknowledges and agrees that all of the terms, covenants and conditions of the MRA and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed in all respects.
SECTION 8.    Acknowledgment of Guaranty. Buyer and Seller hereby acknowledge and agree that the Guaranty to be executed and delivered by Guarantor on the Amendment Effective Date shall replace in its entirety that certain Limited Guaranty and Non-Recourse Carve-Out Guaranty, each dated as of July 18, 2012 (as amended prior to the date hereof, the “Prior Guaranty”) made by NorthStar Real Estate Income Trust, Inc. in favor of Buyer, and that following the Amendment Effective Date, the Prior Guaranty shall be of no further force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:
CITIBANK, N.A.
By: /s/ Richard B. Schlenger
Name: Richard B. Schlenger Title: Authorized Signatory

[signatures continued on next page]

SELLER:
NSREIT CB LOAN, LLC,
a Delaware limited liability company
     By: NorthStar Real Estate Income Trust Operating
Partnership, LLC, a Delaware limited
liability company, its sole equity member

     By: Credit RE Operating Company, LLC, a
Delaware limited liability company, its
sole equity member

     By: /s/ David A. Palamé
     Name: David A. Palamé
     Title: Vice President

Schedule I

http://ir.clncredit.com/financial-information/sec-filings

Schedule II

ANNEX I

Names and Addresses for Communications Between Parties
Buyer:
Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Richard Schlenger
Tel: (212) 816-7806
Fax: (212) 816-8307
and

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Brian Krisberg, Esq.
Tel: (212) 839-8735
Fax: (212) 839-5599
Seller:
NSREIT CB Loan, LLC
c/o Colony NorthStar, Inc.
590 Madison Avenue, 34th Floor
New York, New York 10022
Attention: David A. Palamé
Tel:     (212) 230-3325
Fax:     (646) 837-5323
With copies to:
Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036-8704
Attention: Daniel L. Stanco, Esq.
Tel: (212) 841-5758
Fax: (646) 728-1677